EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                                         Three months ended
                                                            September 30,
                                                            -------------

                                                        2001             2000
                                                        ----             ----
Net  Income                                          $1,275,000       $  856,000
                                                     ==========       ==========
Average shares outstanding                            1,611,448        1,787,953
                                                     ==========       ==========
Basic earnings per share                             $     0.79       $     0.48
                                                     ==========       ==========

Net Income
                                                     $1,275,000       $  856,000
                                                     ==========       ==========
Average shares outstanding                            1,611,448        1,787,953
Net effect of dilutive stock options                     94,350           46,537
                                                     ----------       ----------
Total shares outstanding                              1,705,798        1,834,490
                                                     ==========       ==========
Diluted earnings per share                           $     0.75       $     0.47
                                                     ==========       ==========

                                                           Six months ended
                                                             September 30,
                                                             -------------

                                                        2001             2000
                                                        ----             ----
Net  Income                                          $2,441,000       $1,663,000
                                                     ==========       ==========
Average shares outstanding                            1,622,529        1,799,301
                                                     ==========       ==========
Basic earnings per share                             $     1.50       $     0.92
                                                     ==========       ==========
Net Income
                                                     $2,441,000       $1,663,000
                                                     ==========       ==========
Average shares outstanding                            1,622,529        1,799,301

Net effect of dilutive stock options                     90,926           22,151
                                                     ----------       ----------
Total shares outstanding                              1,713,455        1,821,452
                                                     ==========       ==========
Diluted earnings per share                           $     1.42       $     0.91
                                                     ==========       ==========
